EXHIBIT 99.1

Quanex Building Products Announces Second Quarter 2016 Results and Increases Full Year 2016 Guidance

Operational Efficiencies Continue to Drive Margin Expansion
Leverage Profile Improves Further

HOUSTON, May 31, 2016 (GLOBE NEWSWIRE) --  Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the quarter ended April 30, 2016.

Second Quarter 2016 Highlights

  Net sales increased 62% to $229.5 million compared to $142.0 million in Q2 2015
  Net income increased 72% to $3.9 million compared to $2.3 million in Q2 2015
  Adjusted EBITDA more than doubled to $24.3 million (11% margin) versus $11.6 million (8% margin) in Q2 2015
  Year-to-date cash provided by operating activities increased 643% to $24.6 million compared to the same period last year
  All borrowings under Asset-Based Lending facility were repaid as of April 30, 2016

Bill Griffiths, Chairman, President and Chief Executive Officer, stated, “In line with our expectations and guidance, our legacy window component business in the U.S. grew 6% during the first half of our fiscal year, excluding the impact of certain eliminated products, price changes and raw material pass through adjustments.  In addition, our ongoing focus on margin expansion through operational efficiency gains continues to be effective, as EBITDA margins improved by approximately 250 basis points this quarter.  As a result, we are increasing guidance for 2016 to more accurately reflect our current expectations.  We also made further progress towards the goal of improving our leverage ratio to under 2.5x by the end of this fiscal year, and we remain confident in our ability to do so.”

Second Quarter 2016 Results Summary

	Three Months Ended April 30, 2016			Three Months Ended April 30, 2015
	Results			Results
	Before		Adjusted	Before		Adjusted
(In thousands, except per share data)	Adjustments	Adjustments	Results	Adjustments	Adjustments	Results
Net sales	$229,460	$-	$229,460	$141,970	$-	$141,970
Cost of sales (1)	176,497	(90)	176,407	110,812	-	110,812
Selling, general and administrative (2)	28,591	212	28,803	19,638	(106)	19,532
EBITDA	24,372	(122)	24,250	11,520	106	11,626
Depreciation and amortization	13,816	-	13,816	7,831	-	7,831
Operating income (loss)	10,556	(122)	10,434	3,689	106	3,795
Interest expense	(5,633)	-	(5,633)	(145)	-	(145)
Other, net (3)	848	(835)	13	(115)	126	11
Income (loss) before income taxes	5,771	(957)	4,814	3,429	232	3,661
Income tax (expense) benefit	(1,836)	304	(1,532)	(1,135)	(77)	(1,212)
Income (loss) from continuing operations	$3,935	$(653)	$3,282	$2,294	$155	$2,449

Diluted Earnings Per Share	$0.11		$0.10	$0.07		$0.07

(1) Cost of sales adjustments relate solely to purchase price accounting inventory step-up impact from HL Plastics acquisition.
(2) Selling, general and administrative adjustments are for acquisition related transaction costs.
(3) Other, net adjustments relate to foreign currency transaction gains (losses).

Net sales increased by $87.5 million to $229.5 million during the three months ended April 30, 2016, compared to the three months ended April 30, 2015.  The increase was driven by revenue generated from the acquisitions of HL Plastics and Woodcraft Industries in 2015 coupled with continued volume growth in all other reporting segments, partially offset by foreign exchange translation impact.  (See Sales Analysis table for additional information)

The Company generated Adjusted EBITDA of $24.3 million for the quarter, compared to $11.6 million during the same quarter of 2015.  Margin expansion continues due to the successful implementation of several ongoing operational initiatives that are designed to reduce costs while improving productivity.  For its “legacy” U.S. windows components business, the Company realized EBITDA margin improvements of approximately 200 basis points during the three months ended April 30, 2016, and approximately 400 basis points for the six months ended April 30, 2016.  (See Non-GAAP Financial Measure Disclosure table and Selected Segment Data table for additional information)

Quanex’s leverage ratio of Net Debt to LTM Pro Forma Adjusted EBITDA improved to 2.6x.  This leverage ratio uses LTM Pro Forma Adjusted EBITDA, which is a non-GAAP measure that, in accordance with the Company’s credit facility, assumes the acquisitions of HL Plastics and Woodcraft Industries occurred at a date prior to the actual date of acquisition, and thus includes pro forma adjustments to calculate the trailing twelve months of EBITDA including the HL Plastics and Woodcraft Industries acquisitions.  (See Non-GAAP Financial Measure Disclosure table for additional information)

Fiscal 2016 Guidance Update

The guidance update incorporates Quanex’s year-to-date results and reflects management’s current expectations for the full year.  The Company updated net sales guidance to $965 – $975 million, which is unchanged at 5% to 6% pro forma growth year-over-year, but now incorporates the Company’s latest estimates for the expected impact of foreign exchange translation based on current exchange rates.  Quanex increased Adjusted EBITDA guidance to $117 - $121 million, as compared to previous guidance provided in December 2015 of $112 - $120 million.

GAAP to Non-GAAP Reconciliation	Fiscal 2016E
	Estimates
	Before	1H16	Adjusted
(In millions, except per share data)	Adjustments	Adjustments	Guidance
Net sales	$965 - $975	-	$965 - $975
EBITDA (1)	$110 - $114	$7	$117 - $121
Depreciation and amortization	$53	-	$53
Operating income (loss)	$57 - $61	$7	$64 - $68
Interest expense	($23)	-	($23)
Other, net (2)	($2)	$2	-
Income (loss) before income taxes	$32 - $36	$9	$41 - $45
Income tax (expense) benefit	($11) - ($12)	($3)	($14) - ($15)
Income (loss) from continuing operations	$21 - $24	$6	$27 - $30

Diluted Earnings Per Share	$0.61 - $0.70		$0.78 - $0.87

(1) EBITDA adjustments for transaction costs and purchase price accounting inventory step-up impact from acquisitions.
(2) Other, net adjustments relate to foreign currency transaction gains (losses).

Recent Events

The Company’s Board of Directors declared a quarterly cash dividend of $0.04 per share on Quanex’s common stock, payable June 30, 2016, to shareholders of record on June 15, 2016.

Conference Call and Webcast Information

The Company has scheduled a conference call for Wednesday, June 1, 2016, at 11:00 a.m. ET (10:00 a.m. CT). To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 93625878, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through June 8, 2016.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 93625878.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.

Non-GAAP Terminology Definitions and Disclaimers

Each of the Non-GAAP measures discussed in this Press Release are defined below.  More information and reconciliations related to each of these measures can be found in the tables that accompany this Press Release.

EBITDA for each reported period is defined as net income or loss before interest, taxes, depreciation and amortization and other, net.

Adjusted EBITDA for each reported period is defined as EBITDA excluding transaction costs and purchase price accounting adjustments related to inventory step-ups.

LTM Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA for the past twelve months, assuming that the acquisitions of HL Plastics and Woodcraft Industries occurred at a date prior to the actual date of acquisition and thus includes pro forma adjustments to calculate the trailing twelve months of EBITDA including the HL Plastics and Woodcraft Industries acquisitions.  These adjustment items are not historical in nature and therefore cannot be reconciled to a comparable GAAP measure.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, future operating results of Quanex, the future financial condition of Quanex, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company’s industry, and Quanex’s future growth, including any guidance discussed in this press release.  Guidance is a forward-looking estimate of performance and may not be indicative of actual results.  The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the Company’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in Quanex’s other documents filed with the Securities and Exchange Commission from time to time.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex Building Products Corporation undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2016	2015	2016	2015

Net sales	$229,460	$141,970	$430,928	$269,863
Cost of sales	176,497	110,812	335,845	216,616
Selling, general and administrative	28,591	19,638	59,879	39,134
Depreciation and amortization	13,816	7,831	26,786	16,039
Operating income (loss)	10,556	3,689	8,418	(1,926)
Interest expense	(5,633)	(145)	(12,124)	(286)
Other, net	848	(115)	(1,513)	(266)
Income (loss) before income taxes	5,771	3,429	(5,219)	(2,478)
Income tax (expense) benefit	(1,836)	(1,135)	1,905	1,678
Income (loss) from continuing operations	3,935	2,294	(3,314)	(800)
Income from discontinued operations, net of taxes	-	-	-	23
Net income (loss)	$3,935	$2,294	$(3,314)	$(777)

Income (loss) per common share:
From continuing operations	$0.12	$0.07	$(0.10)	$(0.02)
From discontinued operations	$-	$-	$-	$-

Diluted income (loss) per common share:
From continuing operations	$0.11	$0.07	$(0.10)	$(0.02)
From discontinued operations	$-	$-	$-	$-

Weighted average common shares outstanding:
Basic	33,873	33,621	33,818	34,362
Diluted	34,449	34,166	33,818	34,362

Cash dividends per share	$0.04	$0.04	$0.08	$0.08

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2016	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$29,001	$23,125
Accounts receivable, net	83,734	64,080
Inventories, net	97,338	63,029
Prepaid and other current assets	11,829	7,992
Total current assets	221,902	158,226
Property, plant and equipment, net	201,657	140,672
Deferred income taxes	-	8,783
Goodwill	240,592	129,770
Intangible assets, net	171,866	120,810
Other assets	15,400	8,529
Total assets	$851,417	$566,790

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,822	$47,778
Accrued liabilities	44,245	37,364
Income taxes payable	1,196	747
Current maturities of long-term debt	5,260	2,359
Total current liabilities	102,523	88,248
Long-term debt	304,090	55,041
Deferred pension and postretirement benefits	7,360	5,701
Deferred income tax liabilities	24,369	-
Other liabilities	23,062	22,505
Total liabilities	461,404	171,495
Stockholders’ equity:
Common stock	376	376
Additional paid-in-capital	252,712	250,937
Retained earnings	215,635	222,138
Accumulated other comprehensive loss	(15,771)	(10,049)
Treasury stock at cost	(62,939)	(68,107)
Total stockholders’ equity	390,013	395,295
Total liabilities and stockholders' equity	$851,417	$566,790

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Six Months Ended April 30,
	2016	2015
Operating activities:
Net loss	$(3,314)	$(777)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	26,786	16,039
Stock-based compensation	3,830	2,329
Deferred income tax	(4,253)	(2,963)
Excess tax benefit from share-based compensation	(1)	(60)
Other, net	1,503	(447)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease in accounts receivable	3,059	4,553
Increase in inventory	(5,181)	(6,047)
(Increase) decrease in other current assets	(1,527)	601
Decrease in accounts payable	(157)	(5,799)
Decrease in accrued liabilities	(1,769)	(5,253)
Increase in income taxes payable	3,394	260
Increase in deferred pension and postretirement benefits	1,659	1,201
Increase (decrease) in other long-term liabilities	695	(128)
Other, net	(136)	(201)
Cash provided by operating activities	24,588	3,308
Investing activities:
Net proceeds from sale of discontinued operations	-	-
Acquisitions, net of cash acquired	(245,904)	-
Capital expenditures	(17,419)	(13,381)
Proceeds from property insurance claim	-	513
Proceeds from disposition of capital assets	935	202
Cash used for investing activities	(262,388)	(12,666)
Financing activities:
Borrowings under credit facility	332,800	-
Repayments of credit facility borrowings	(79,775)	-
Debt issuance costs	(8,713)	-
Repayments of other long-term debt	(1,165)	(148)
Common stock dividends paid	(2,731)	(2,803)
Issuance of common stock	3,042	4,181
Excess tax benefit from share-based compensation	1	60
Purchase of treasury stock	-	(52,719)
Cash provided by (used in) financing activities	243,459	(51,429)

Effect of exchange rate changes on cash and cash equivalents	217	433

Increase (decrease) in cash and cash equivalents	5,876	(60,354)
Cash and cash equivalents at beginning of period	23,125	120,384
Cash and cash equivalents at end of period	$29,001	$60,030

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net, excluding transaction costs and purchase price accounting inventory step-ups) are non-GAAP financial measures that Quanex's management uses to measure its operational performance and assist with financial decision-making. The Company believes these non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. The leverage ratio of Net Debt to LTM Pro Forma Adjusted EBITDA is a financial measure that Quanex’s management believes is useful to investors and financial analysts in evaluating the Company’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in Quanex’s credit agreements. Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents. LTM Pro Forma Adjusted EBITDA is a non-GAAP financial measure that is calculated assuming that the acquisitions of HL Plastics and Woodcraft Industries occurred at a date prior to the actual date of acquisition. Since pro forma adjustment items to LTM Pro Forma Adjusted EBITDA are not historical in nature, a reconciliation to a comparable GAAP measure for purposes of such ratio is not available without unreasonable effort. Adjusted Income (Loss) from Continuing Operations and Adjusted Diluted Earnings (Loss) from Continuing Operations are non-GAAP financial measures that exclude certain charges and credits because the Company believes that such items are not indicative of its core operating results, are not indicative of trends, and do not provide meaningful comparisons with other reporting periods. Quanex believes the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. The presented non-GAAP measures may not be the same as those used by other companies. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with US GAAP.

	Three Months Ended April 30, 2016			Three Months Ended April 30, 2015
	Results			Results
	Before		Adjusted	Before		Adjusted
	Adjustments	Adjustments	Results	Adjustments	Adjustments	Results
Net sales	$229,460	$-	$229,460	$141,970	$-	$141,970
Cost of sales (1)	176,497	(90)	176,407	110,812	-	110,812
Selling, general and administrative (2)	28,591	212	28,803	19,638	(106)	19,532
EBITDA	24,372	(122)	24,250	11,520	106	11,626
Depreciation and amortization	13,816	-	13,816	7,831	-	7,831
Operating income (loss)	10,556	(122)	10,434	3,689	106	3,795
Interest expense	(5,633)	-	(5,633)	(145)	-	(145)
Other, net (3)	848	(835)	13	(115)	126	11
Income (loss) before income taxes	5,771	(957)	4,814	3,429	232	3,661
Income tax (expense) benefit	(1,836)	304	(1,532)	(1,135)	(77)	(1,212)
Income (loss) from continuing operations	$3,935	$(653)	$3,282	$2,294	$155	$2,449

Diluted Earnings Per Share	$0.11		$0.10	$0.07		$0.07

	Six Months Ended April 30, 2016			Six Months Ended April 30, 2015
	Results			Results
	Before		Adjusted	Before		Adjusted
	Adjustments	Adjustments	Results	Adjustments	Adjustments	Results
Net sales	$430,928	$-	$430,928	$269,863	$-	$269,863
Cost of sales (1)	335,845	(2,571)	333,274	216,616	-	216,616
Selling, general and administrative (2)	59,879	(4,878)	55,001	39,134	(106)	39,028
EBITDA	35,204	7,449	42,653	14,113	106	14,219
Depreciation and amortization	26,786	-	26,786	16,039	-	16,039
Operating income (loss)	8,418	7,449	15,867	(1,926)	106	(1,820)
Interest expense	(12,124)	-	(12,124)	(286)	-	(286)
Other, net (3)	(1,513)	1,640	127	(266)	308	42
Income (loss) before income taxes	(5,219)	9,089	3,870	(2,478)	414	(2,064)
Income tax (expense) benefit	1,905	(3,318)	(1,413)	1,678	(280)	1,398
Income (loss) from continuing operations	$(3,314)	$5,771	$2,457	$(800)	$134	$(666)

Diluted Earnings Per Share	$(0.10)		$0.07	$(0.02)		$(0.02)

(1) Cost of sales adjustments relate solely to purchase price accounting inventory step-up impact from HL Plastics and Woodcraft Industries acquisitions.
(2) Selling, general and administrative adjustments are for acquisition related transaction costs.
(3) Other, net adjustments relate to foreign currency transaction gains (losses).

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments. For a reconciliation of net income to operating income (loss), see Non-GAAP Financial Measure Disclosure table.

	NA Engineered	EU Engineered	NA Cabinet	Unallocated
	Components	Components	Components	Corp & Other	Total
Three months ended April 30, 2016
Net sales	$134,519	$36,965	$59,555	$(1,579)	$229,460
Cost of sales	101,193	25,518	50,801	(1,015)	176,497
Operating income (loss)	9,723	3,167	396	(2,730)	10,556
Depreciation and amortization	7,153	2,393	4,129	141	13,816
EBITDA	16,876	5,560	4,525	(2,589)	24,372
Transaction related costs	-	-	-	(212)	(212)
PPA-Inventory Step-up	-	90	-	-	90
Adjusted EBITDA	$16,876	$5,650	$4,525	$(2,801)	$24,250
Adjusted EBITDA Margin %	13%	15%	8%		11%

Three months ended April 30, 2015
Net sales	$130,910	$12,125	$-	$(1,065)	$141,970
Cost of sales	102,332	9,102	-	(622)	110,812
Operating income (loss)	6,491	545	-	(3,347)	3,689
Depreciation and amortization	7,247	391	-	193	7,831
EBITDA	13,738	936	-	(3,154)	11,520
Transaction related costs	-	-	-	106	106
Adjusted EBITDA	$13,738	$936	$-	$(3,048)	$11,626
Adjusted EBITDA Margin %	10%	8%	0%		8%

Six months ended April 30, 2016
Net sales	$255,567	$70,033	$108,080	$(2,752)	$430,928
Cost of sales	194,921	49,165	93,340	(1,581)	335,845
Operating income (loss)	15,240	4,519	(895)	(10,446)	8,418
Depreciation and amortization	14,361	4,851	7,274	300	26,786
EBITDA	29,601	9,370	6,379	(10,146)	35,204
Transaction related costs	-	-	-	4,878	4,878
PPA-Inventory Step-up	-	284	2,287	-	2,571
Adjusted EBITDA	$29,601	$9,654	$8,666	$(5,268)	$42,653
Adjusted EBITDA Margin %	12%	14%	8%		10%

Six months ended April 30, 2015
Net sales	$248,741	$23,307	$-	$(2,185)	$269,863
Cost of sales	200,243	17,551	-	(1,178)	216,616
Operating income (loss)	4,310	712	-	(6,948)	(1,926)
Depreciation and amortization	14,549	812	-	678	16,039
EBITDA	18,859	1,524	-	(6,270)	14,113
Transaction related costs	-	-	-	106	106
Adjusted EBITDA	$18,859	$1,524	$-	$(6,164)	$14,219
Adjusted EBITDA Margin %	8%	7%	0%		5%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Sales Bridge for Three Months Ended April 30, 2016
	NA Engineered	EU Engineered	NA Cabinet	Unallocated
	Components	Components	Components	Corporate & Other	Consolidated

Net sales, three months ended April 30, 2015	$130,910	$12,125	$-	$(1,065)	$141,970
Market volume	7,477	688	-	(514)	7,651
Eliminated products	(953)	-	-	-	(953)
Price changes	(563)	(556)	-	-	(1,119)
Foreign currency impacts	-	(134)	-	-	(134)
Mergers & acquisitions	-	24,842	59,555	-	84,397
Raw material pass through adjustments	(2,352)	-	-	-	(2,352)
Net Sales, three months ended April 30, 2016	$134,519	$36,965	$59,555	$(1,579)	$229,460

	Sales Bridge for Six Months Ended April 30, 2016
	NA Engineered	EU Engineered	NA Cabinet	Unallocated
	Components	Components	Components	Corporate & Other	Consolidated

Net sales, six months ended April 30, 2015	$248,741	$23,307	$-	$(2,185)	$269,863
Market volume	15,021	2,167	-	(567)	16,621
Eliminated products	(3,417)	-	-	-	(3,417)
Price changes	(753)	(986)	-	-	(1,739)
Foreign currency impacts	-	(1,184)	-	-	(1,184)
Mergers & acquisitions	-	46,729	108,080	-	154,809
Raw material pass through adjustments	(4,025)	-	-	-	(4,025)
Net Sales, six months ended April 30, 2016	$255,567	$70,033	$108,080	$(2,752)	$430,928

For more information contact
Scott Zuehlke,
Vice President of Investor Relations & Treasurer,
at 713-877-5327 or scott.zuehlke@quanex.com.